Exhibit 10.18

VIRGINIA BANKERS ASSOCIATION

MODEL NON-QUALIFIED DEFERRED COMPENSATION PLAN

FOR DIRECTORS

(As Restated Effective January 1, 2008)

i

	ARTICLE III Determination of Deferral Benefits

3.1	Deferral Benefit	6
3.2	Deferral Account	6
3.3	Contributions by Participants	7
3.4	Subtractions from Deferral Account	7
3.5	Crediting of Deemed Earnings to Deferral Account	7
3.6	Expenses Charged to Accounts	7
3.7	Equitable Adjustment in Case of Error Omission	8
3.8	Statement of Benefits	8

	ARTICLE IV
	Vesting

4.1	Vesting	8

	ARTICLE V
	Beneficiary Designation and Death Benefit

5.1	Death after Benefit Commencement	8
5.2	Death before Benefit Commencement	8
5.3	Beneficiary Designation	8

	ARTICLE VI
	Time and Form of Payment

6.1	Time of Payment of Deferral Benefit	9
6.2	Form of Payment of Deferral Benefit	9
6.3	Permissible Changes to Benefit Commencement Date and/or Form of Payment	9
6.4	Transition Election Change	10
6.5	Lump Sum Payments and Periodic Installments	10
6.6	Permissible Cash-Out by Lump Sum Payment	10
6.7	Benefit Determination and Payment Procedure	11
6.8	Payments to Minors and Incompetents	12
6.9	Distribution of Benefit When Distributee Cannot Be Located	12
6.10	Claims Procedure	12

	ARTICLE VII
	Withdrawals

7.1	Hardship Withdrawals	16
7.2	No Other Withdrawals Permitted	16

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	ARTICLE VIII Funding

8.1	Funding	17
8.2	Use of Rabbi Trust Permitted	17
8.3	Fund Divisions	17
8.4	Participant Investment Directions	17

	ARTICLE IX
	Plan Administrator

9.1	Appointment of Plan Administrator	18
9.2	Plan Sponsor as Plan Administrator	18
9.3	Procedures if a Committee	18
9.4	Action by Majority Vote if a Committee	18
9.5	Appointment of Successors	18
9.6	Duties and Responsibilities of Plan Administrator	18
9.7	Power and Authority	19
9.8	Availability of Records	19
9.9	No Action with Respect to Own Benefit	19

	ARTICLE X
	Amendment and Termination of Plan

10.1	Amendment or Termination of the Plan	19
10.2	Effect of Corporation Merger, Consolidation or Liquidation	20

	ARTICLE XI
	Adoption by Additional Corporations

11.1	Adoption by Additional Corporations	20
11.2	Termination Events with Respect to Corporations Other Than the Plan Sponsor	20

	ARTICLE XII
	Miscellaneous

12.1	Nonassignability	20
12.2	Right to Require Information and Reliance Thereon	20
12.3	Notices and Elections	21
12.4	Delegation of Authority	21
12.5	Service of Process	21
12.6	Governing Law	21
12.7	Binding Effect	21
12.8	Severability	21
12.9	No Effect on Employment Agreement	21
12.10	Gender and Number	21

iii

12.11	Titles and Captions	21
12.12	Construction	21
12.13	Nonqualified Deferred Compensation Plan Omnibus Provision	22

iv

VIRGINIA BANKERS ASSOCIATION
MODEL NON-QUALIFIED DEFERRED COMPENSATION PLAN
FOR DIRECTORS
(As Restated Effective January 1, 2008)

A Corporation desiring to adopt the Plan should complete the necessary information in the Adoption Agreement. The Virginia Bankers Association cannot guarantee that any Plan adopted by a Corporation will be deemed to satisfy, or will actually satisfy, the requirements of the Internal Revenue Code applicable to deferred compensation plans for directors. Corporations considering the use of the Plan must recognize that neither the Virginia Bankers Association nor its employees or representatives can give any legal advice as to the acceptability or application of the Plan in any particular situation, and that they should consult their own attorney for such advice. The establishment, operation, and the related tax consequences of the adoption and maintenance of a deferred compensation plan for directors are the responsibilities of the Corporation and its own legal counsel.

Any plan restatement using the form of this Model Non-Qualified Deferred Compensation Plan affects amounts that were deferred or that became vested on or after January 1, 2005. The terms of this document are effective January 1, 2008. The plan has operated in good faith compliance with the requirements of Code Section 409A between January 1, 2005 and December 31, 2007. Unless otherwise elected by the Corporation in Option 3(b)(2)(C), all amounts deferred and vested prior to January 1, 2005 remain subject to the terms of the plan document as effective December 31, 2004.

The form of this Model Non-Qualified Deferred Compensation Plan is intended to satisfy the requirements of Section 409A of the Code and the guidance issued thereunder and all provisions of the Plan shall be interpreted in a manner to satisfy such requirements.

ARTICLE I

Definition of Terms

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1           “Act”: The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

1.2           "Administrator": The Plan Administrator named and serving in accordance with ARTICLE IX hereof, and any successor or additional Administrator appointed and serving in accordance herewith, all as selected in Option 2(b) of the Adoption Agreement or as appointed, resigned or removed by separate instrument attached thereto.

1.3           "Adoption Agreement": The adoption agreement, and any amendment thereto, which sets forth certain elections and representations of the Corporation and by execution of which the Corporation adopts the Plan.

1.4           “Affiliate”: The Corporation and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Corporation as a single Corporation pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code):

(i)          Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Corporation,

(ii)         Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Corporation,

1.5           “Beneficiary”: The person or persons designated by a Participant or otherwise entitled pursuant to ARTICLE V to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.6           "Benefit Commencement Date": The date or dates designated or provided for in Option 5 of the Adoption Agreement.

1.7           “Board”: The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Corporation and its Directors or Participants, in which event it shall mean the present and any succeeding Board of Directors of that Corporation.

1.8           “Change in Control”: A change in the ownership of the Plan Sponsor as defined in Treasury Regulation Section 1.409A-3(i)(5) or its successor or as otherwise defined as a special provision in the Option 3(b)(2)(C) of the Adoption Agreement.

1.9           “Code”: The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

1.10        "Compensation": A Participant's (i) retainers as more specifically designated by the Corporation in Option 4(a) of the Adoption Agreement (referred to as "Retainer") and (ii) fees as more specifically designated by the Corporation in Option 4(a) of the Adoption Agreement (collectively referred to as "Fees").

1.11        “Corporation”: The Plan Sponsor and those Corporations, named in Option 1(f) of the Adoption Agreement adopting the Plan, collectively, unless the context indicates otherwise.

1.12        “Deferral Account” or “Deferral Accounts”: The unfunded, bookkeeping account(s) maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to Deferral Contributions under the Plan made by or on behalf of the Participant and the earnings attributable thereto consisting of the following:

1.12(a)         “Director Deferral Account”: The account or accounts of a Participant under the Plan attributable to his Director Deferral Contributions to the Plan and the earnings attributable thereto. A separate subdivision of each account shall be maintained for each Plan Year.

1.12(b)         "Predecessor Plan Account": The account or accounts of a Participant attributable to any elective or non-elective deferral of remuneration by or on behalf of the Participant under any "top-hat" deferred compensation plan previously maintained by the Corporation that is merged into or transferred to the Plan.

1.12(c)         Each Deferral Account shall be divided into subdivisions reflecting deferral amounts and the earnings attributable thereto for each separate Plan Year.

1.12(d)         For purposes of this restatement of the Plan, unless elected by the Plan Sponsor in Option 3(b)(2)(C) of the Adoption Agreement, Deferral Accounts do not include accounts under the Plan attributable to amounts deferred and vested before January 1, 2005. Such accounts are considered grandfathered and are subject to the rules of Plan as in effective December 31, 2004.

1.13          “Deferral Benefit”: The sum of the vested balances of Participant’s Deferral Accounts under the Plan as of the most recent Valuation Date (or as otherwise provided herein).

1.14          “Deferred Compensation Election”: The election made by the Participant pursuant to paragraph 2.3 of the Plan.

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1.15        “Deferral Contributions”: That portion of a Participant’s Compensation which is deferred under the Plan.

1.16        “Director”: An individual who is a member of the Board of the Corporation.

1.17          "Effective Date":

1.17(a)      The "Effective Date of the Plan": With respect to each Corporation shall be that date or dates specified in Option 3(a) (or in Option 1(f), in the case of an adopting Corporation) of the Adoption Agreement.

1.17(b)     The "Effective Date of the Restatement of the Plan": With respect to each Corporation shall be that date or dates specified in Option 3(b) of the Adoption Agreement.

1.18        "Eligible Director": Any Director included within the definition of Eligible Director as specified in Option 4(b) of the Adoption Agreement.

1.19         “Fund”:

1.19(a)    If a trust fund is established and maintained for the Plan, that trust fund, which shall consist of the Fund divisions described in paragraph 8.3. Notwithstanding the foregoing, any reference to the Fund is intended only for purposes of providing a measurement of benefits and account balances under the Plan and is not intended to segregate assets or identify assets that may or must be used to satisfy benefit liabilities under the Plan.

1.19(b)    If a trust fund is not established and maintained for the Plan pursuant to a Trust Agreement, that separate bookkeeping account maintained by the Plan Sponsor to make deemed investments of contributions to the Plan, which shall consist of the Fund divisions described in paragraph 8.3.

1.20        “Participant”: An Eligible Director or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.

1.21        "Plan": This Agreement, including the Appendices hereto, as contained herein or duly amended all as adopted by the Corporation through the Adoption Agreement.

1.22       "Plan Sponsor": The Corporation named in Option 1(a) of the Adoption Agreement.

1.23       "Plan Year": The twelve consecutive month period commencing upon the first day of January of each year provided, however in the event that this is a Restated Plan which was maintained previously on the basis of a different Plan Year, the prior Plan Year and short Plan Year needed to effect the Plan Year change shall be as set forth in Option 4(c) of the Adoption Agreement.

1.24       “Rabbi Trust”: A trust fund described in paragraph 8.2 and established or maintained for the Plan.

1.25        "Restated Plan": The Plan, if it is indicated in Option 3(b) of the Adoption Agreement that the Plan is adopted as an amendment or restatement of a deferred compensation plan for directors previously maintained by the Corporation.

1.26        “Separation from Service”: The death or resignation or removal as a Director. With respect to a Director who provides services for the Corporation both as an employee and a Director, to the extent permitted in Section 409A of the Code, services as an employee shall not be taken into account in determining whether a Participant has experienced a Separation from Service under this Plan.

1.27        “Trustee”: The person(s) serving from time to time as trustee of the Fund pursuant to any Rabbi Trust.

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1.28        "Valuation Date": Each business day (based on the days the underlying investment funds are valued and transactions are effectuated in the applicable financial markets) of the Plan Year (which Valuation Date is sometimes referred to as a “daily” Valuation Date), or such other dates as the Administrator may designate from time to time.

1.29        "VBA Plan": The Virginia Bankers Association Master Defined Contribution Plan and Trust.

ARTICLE II

Eligibility and Participation

2.1          Eligibility. Each Eligible Director shall be eligible to participate in the Plan effective as provided for in Option 4(d) of the Adoption Agreement.

2.2          Notice and Election Regarding Active Participation.

2.2(a)     The Administrator shall give notice of eligibility to each Eligible Director who is anticipated to be eligible to make Deferral Contributions to the Plan within a reasonable period of time prior to the effective date of eligibility for coverage as described in paragraph 2.1.

2.2(b)     With respect to the Plan Year in which the Effective Date or the effective date of coverage as described in Option 4(d) of the Adoption Agreement occurs (“first year of eligibility”), in order to make Deferral Contributions with respect to such Plan Year, an Eligible Director who is a newly Eligible Director must file a Deferred Compensation Election with the Administrator within 30 days of such Effective Date or effective date of coverage. The Deferred Compensation Election shall be effective to defer Compensation for services performed for periods after the period in which it is filed. For this purpose:

(i)          Compensation based on a performance period (such as a Retainer) is deemed earned ratably throughout the period for which earned.

(ii)         An Eligible Director’s first year of eligibility is the year in which he first becomes eligible to participate in any account balance type deferred compensation plan within the meanings of Section 409A of the Code maintained by the Corporation or any Affiliate.

(iii)        If all amounts owed the Eligible Director from all account balance plans maintained by the Plan Sponsor and its Affiliates subject to Section 409A of the Code have been paid to the Eligible Director and if the Eligible Director has become ineligible to accrue further benefits, then if he thereafter becomes an Eligible Director, the year in which he again becomes an Eligible Director may be treated as his first year of eligibility.

(iv)        If a Participant is not an Eligible Director for at least twenty-four (24) consecutive months, then if he thereafter becomes an Eligible Director, the year in which he again becomes an Eligible Director may be treated as his first year of eligibility.

2.2(c)     With respect to Plan Years beginning on or after the first year of eligibility as described in subparagraph 2.2(b), in order to make Deferral Contributions with respect to a Plan Year, an Eligible Director must file a Deferred Compensation Election with the Administrator prior the annual filing deadline established by the Administrator, which deadline must be in the calendar year immediately preceding the year to which the Compensation relates. The Deferred Compensation Election shall be effective as of the first day of the Plan Year in which the services that give rise to the Salary to be deferred are rendered.

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2.3           Deferred Compensation Election.

2.3(a)     Subject to the restrictions and conditions hereinafter provided, an Eligible Director shall be entitled to elect to defer, as an Deferral Contribution with respect to a Plan Year, an amount of his Compensation which is specified by and in accordance with his direction in his Deferred Compensation Election for such Plan Year. Any such election must be filed with the Administrator at the time required under paragraph 2.2.

2.3(b)     Deferred Compensation Elections shall be subject to the following rules:

(i)           A separate Deferred Compensation Election must be filed for each Plan Year;

(ii)          Each Deferred Compensation Election must specify the following:

(A)         The amount or percentage of the Deferral Contribution for the applicable period;

(B)         The Compensation from which the Deferral Contribution shall be withheld, if appropriate;

(C)         If Option 5(a)(2) of the Adoption Agreement is selected, the Benefit Commencement Date, which date (I) may be one of the dates permitted in Option 5(a)(2) of the Adoption Agreement, and (II) shall be irrevocable;

(D)         If Option 5(b)(2) of the Adoption Agreement is selected, the form of payment and if periodic installments are elected, the duration and frequency of the installments which (I) shall be the same for all Deferral Contributions made and Deferral Benefits payable with respect to a Plan Year, and (II) shall be irrevocable;

(E)         If permitted in Option 5(a)(2)(v), whether the Benefit Commencement Date to be applicable to the Deferral Account related to the Plan Year shall be upon a Change in Control, if a Change in Control occurs prior to the Benefit Commencement Date otherwise elected;

(F)         The Plan Year to which it relates; and

(G)         Such other information as the Administrator may require.

(iii)         A Participant shall have no unilateral right to change or terminate his Deferred Contribution Election for a year once the election filing deadline has passed.

2.3(c)     Each Deferral Contribution is intended to be an elective compensation reduction amount which shall be deducted from a Participant's Compensation otherwise payable to him for a Plan Year by way of Retainers or Fees. Unless otherwise approved by the Administrator, Deferral Contributions shall be withheld on a pro rata basis throughout the Plan Year (or remainder of the Plan Year, in the case of a Director who first becomes a Participant during the Plan Year as of a date other than the first day of the Plan Year, in the case of the Plan Year which contains the Effective Date of the Plan which is a date other than the first day of a Plan Year) to which the Deferral Contributions relate.

2.4           Automatic Cancellation of Deferred Compensation Election upon Receipt of Hardship Withdrawal. A Participant’s Deferred Compensation Election in effect at the time of a severe hardship withdrawal from the Plan shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his Fees or Retainers shall be made during the remainder of the Plan Year in which the withdrawal occurred.

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2.5           Cancellation of Election upon Occurrence of Disability.

2.5(a)      If elected in Option 4(e) of the Adoption Agreement, a Participant’s Deferred Compensation Election in effect at the time of the commencement of a Disability as defined in this paragraph shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his Fees or Retainers shall be made during the remainder of the Plan Year provided such cancellation occurs by the later of the end of the Participant’s taxable year or the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs the Disability.

2.5(b)      For purposes hereof, Disability shall mean any medically determinable physical or mental impairment which results in the Participant’s inability to perform the duties of his position or any substantially similar position and can be expected to result in death or to last for a continuous period of not less than six (6) months. The determination of disability shall be made by the Administrator, on the advice of one or more physicians appointed and approved by the Corporation, and the Administrator shall have the right to require further medical examinations from time to time to determine whether there has been any change in the Participant's physical condition.

2.6           Length of Participation. Each Eligible Director shall automatically become a Participant in the Plan upon his timely filing a Deferred Compensation Election or other election to participate and remain a Participant as long as he is entitled to future benefits under the terms of the Plan.

2.7           Termination of Active Participation. Subject to compliance with Section 409A of the Code and paragraphs 2.4 or 2.5, a Participant who is an active Participant for an applicable contribution election period (that is, the calendar year generally or the period for which Retainers are determined, as applicable) shall cease to be an active Participant for the applicable year or period, as the case may be, if and when he ceases to be an Eligible Director during the applicable year or period, in which case he may not again become an active Participant until a subsequent calendar year. A leave of absence (whether paid or unpaid) which does not result in a Separation from Service shall not be considered cessation of status as an Eligible Director for this purpose.

ARTICLE III

Determination of Deferral Benefits

3.1           Deferral Benefit. For purposes hereof, a Participant’s Deferral Benefit shall be the sum of the vested balances in his Director Deferral Account and his Predecessor Plan Account at the time in question.

3.2           Deferral Account.

3.2(a)      The Corporation shall establish and maintain on its books Deferral Accounts (and appropriate subdivisions thereof) for each Participant to reflect the Participant’s benefits under the Plan.

3.2(b)      The balance in the Director Deferral Account of a Participant shall consist of his Deferral Contributions made to the Plan pursuant to paragraph 3.3, subtractions pursuant to paragraph 3.4, and deemed earnings or losses thereon determined pursuant to paragraph 3.5.

3.2(c)      The balance in the Predecessor Plan Account of a Participant shall consist of balances transferred to the Plan on the Participant’s behalf, subtractions pursuant to paragraph 3.4, and deemed earnings or losses thereon determined pursuant to paragraph 3.5.

3.2(d)      Unless otherwise elected in Option 3(b)(2)(C) of the Adoption Agreement, the Corporation shall segregate the Deferral Accounts of its Participants attributable to contributions that are vested as of December 31, 2004 from the Deferral Accounts of its Participants attributable contributions that are not vested as of December 31, 2004 and contributions made on and after January 1, 2005. The terms of the Plan in effect on and after January 1, 2005 shall only apply to contributions not vested as of December 31, 2004 and to contributions made on and after January 1, 2005.

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3.3           Contributions by Participants.

3.3(a)      An active Participant shall elect to make Deferral Contributions from his Compensation equal to that portion of his Compensation as is permitted to be contributed and as is specified by him in his Deferred Compensation Election.

3.3(b)      Each Deferral Contribution is intended to be an elective compensation reduction contribution which shall be withheld from a Participant’s Compensation otherwise payable to him for the applicable contribution election period.

3.3(c)      Deferral Contributions made by a Participant shall be credited to his Director Deferral Account as of the date an amount equal to each Deferral Contribution is credited on the accounting records of the Plan as directed by the Administrator, which date shall be no later than the end of the calendar month following the month the Compensation from which such contribution is deducted would otherwise have been paid to him and may be as soon as the date as of which the amount is otherwise payable to the Participant.

3.4           Subtractions from Deferral Account. All distributions (including any withheld income or other taxes) and withdrawals shall be subtracted from a Participant’s Deferral Account and the applicable subdivision thereof when made. All Plan and Fund administrative expenses charged to a Participant’s Deferral Account shall be subtracted as directed by the Administrator.

3.5           Crediting of Deemed Earnings to Deferral Account.

3.5(a)      As of each Valuation Date, there shall be credited to each Participant’s Deferral Account an amount representing deemed earnings or loss on the “valuation balance” of each such account in accordance with procedures adopted for the Plan by the Administrator from time to time.

3.5(b)      Such deemed earnings or loss shall be determined as follows:

(i)          For periods during which a Fund is maintained and Plan benefits may be paid therefrom because the Plan Sponsor or any other Corporation is not insolvent, such earnings or loss shall be based on the net investment rate of return or loss of the Fund division(s) in which the Participant’s Deferral Benefit under the Plan is considered invested for the period, determined separately for each Fund division and the portion of the Participant’s Deferred Benefit considered invested in each such Fund division, based on the Participant’s applicable or deemed investment directions pursuant to paragraph 9.4. The net investment rate of return or loss means earnings or loss (including valuation changes and charges for expenses) for the period of the Fund compared to the aggregate valuation balances sharing in those earnings or loss.

(ii)         For periods during which the Fund is not maintained or Plan benefits may not be paid therefrom because the Plan Sponsor or any other Corporation is insolvent, such earnings or loss shall be based on an annual rate determined for each Plan Year and equal to the 1 year U.S. Treasury Rate as of the December 31 immediately preceding the Plan Year.

3.5(c)      Notwithstanding the other provisions of this ARTICLE III, whenever the Plan accounting is based on daily Valuation Dates, the valuation adjustments to Participants’ accounts shall be effected on such basis and subject to such rules and procedures as the Administrator may determine to reflect daily accounting.

3.6           Expenses Charged to Accounts. Notwithstanding any other provision of the Plan to the contrary, expenses incurred in the administration of the Plan and the Rabbi Trust may be charged to Deferral Accounts on either a pro rata basis or a per capita basis, and/or may be charged to the Deferral Account of the affected Participant(s) and Beneficiary(ies) (which term is intended to include any alternate payee(s)) on a usage basis (rather than to all Deferral Accounts), as directed by the Administrator. Without limiting the foregoing, some or all of the reasonable expenses attendant to the determinations needed with respect to and making of withdrawals, the calculation of benefits payable under different Plan distribution options and the distribution of Plan benefits may be charged directly to the Deferral Account of the affected Participant and Beneficiary, and different rules (i.e., pro rata, per capita, or direct charge to Deferral Accounts) may apply to different groupings of Participants and Beneficiaries.

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3.7           Equitable Adjustment in Case of Error or Omission. Where an error or omission is discovered in the Deferral Account of a Participant, the Administrator shall be authorized to make such equitable adjustment as the Administrator deems appropriate.

3.8           Statement of Benefits. Within a reasonable time after the end of each calendar quarter and at the date a Participant’s Deferral Benefit or Death Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the benefit under the Plan.

ARTICLE IV

Vesting

4.1           Vesting. A Participant's rights to the balance in his Deferral Accounts and Deferral Benefit shall be fully vested and nonforfeitable at all times, and his Separation from Service shall not diminish the amount payable to the Participant or his Beneficiary.

ARTICLE V

Beneficiary Designation and Death Benefit

5.1           Death after Benefit Commencement. Upon the death of a Participant after his benefit becomes payable in periodic installments, the amounts of any periodic installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments.

5.2           Death before Benefit Commencement. If a Participant dies before his vested Deferral Benefit has begun to be paid to him, his vested Deferral Benefit under the Plan shall be paid to his Beneficiary at the time and in the manner described in ARTICLE VI.

5.3           Beneficiary Designation.

5.3(a)      Each Participant shall be entitled to designate a Beneficiary hereunder by filing a designation in writing with the Administrator on the form provided for such purpose. Any Beneficiary designation made hereunder shall be effective only if signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

5.3(b)      Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.

5.3(c)      A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

5.3(d)      If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Administrator, then the Participant's spouse or, if none, the executor or the administrator of his estate shall be deemed to be his Beneficiary.

5.3(e)      If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then, absent any other provision by the Participant, the unpaid balance thereof shall be distributed to the such other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary. If multiple beneficiaries are designated, absent any other provision by the Participant, those named or the survivor of them shall share equally in any amounts payable hereunder.

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ARTICLE VI

Time and Form of Payment

6.1           Time of Payment of Deferral Benefit.

6.1(a)      A Participant's Deferral Benefit, if any, shall become payable to the Participant, if then alive, on his Benefit Commencement Date.

6.1(b)      In the event of the Participant's death before his Benefit Commencement Date, the Participant's Deferral Benefit shall become payable to the Beneficiary on the first day of the calendar quarter following the date of the Participant's death.

6.1(c)      If Option 5(a)(1) of the Adoption Agreement is selected, the Benefit Commencement date shall be the first day of the calendar quarter next following the date selected in Option 5(a)(1) of the Adoption Agreement.

6.1(d)      If Option 5(a)(2) of the Adoption Agreement is selected, the Participant may select the Benefit Commencement Date within the guidelines set forth in Option 5(a)(2) of the Adoption Agreement. The Benefit Commencement Date for any subdivision of the Corporation Deferral Account related to a Plan Year shall be the same as that provided for or elected under the Plan for the subdivision of a Participant’s Deferral Account related to the same Plan Year.

6.2           Form of Payment of Deferral Benefit.

6.2(a)      If Option 5(b)(1) of the Adoption Agreement is selected, a Participant shall be paid the Deferral Benefit, if any, to which he is entitled, commencing at the applicable time provided in paragraph 6.1, in the form selected by the Corporation in Option 5(b)(1) of the Adoption Agreement and, if applicable, over a period selected by the Corporation in Option 5(b)(1) of the Adoption Agreement.

6.2(b)      If Option 5(b)(2) of the Adoption Agreement is selected, a Participant shall be paid the Deferral Benefit, if any, to which he is entitled, commencing at the applicable time provided in paragraph 6.1, in the form selected by the Participant within the guidelines set forth in Option 5(b)(2) of the Adoption Agreement.

6.2(c)      If Option 5(c)(1) of the Adoption Agreement is selected, in the event of the Participant's death before his Benefit Commencement Date, the Beneficiary shall be paid the Deferral Benefit, if any, to which he is entitled, commencing at the applicable time provided in paragraph 6.1, in the form selected by the Corporation in Option 5(c)(1) of the Adoption Agreement and, if applicable, over a period selected by the Corporation in Option 5(c)(1) of the Adoption Agreement.

6.2(d)      If Option 5(c)(2) of the Adoption Agreement is selected, in the event of the Participant's death before his Benefit Commencement Date, the Beneficiary shall be paid the Deferral Benefit, if any, to which he is entitled, commencing at the applicable time provided in paragraph 6.1, in the form selected by the Participant within the guidelines set forth in Option 5(c)(2) of the Adoption Agreement.

6.3           Permissible Changes to Benefit Commencement Date and/or Form of Payment. Any election of a Benefit Commencement Date applicable to a subdivision of a Deferral Account or a form of payment applicable to a subdivision of a Deferral Account may be changed only if the election to change: (a) is not effective until at least twelve (12) months after the date filed, (b) delays the Benefit Commencement Date for at least 5 years, and (c) is filed at least twelve (12) months before benefits would otherwise commence. For purposes of changes to the time or form of payment, in the event a Participant elects to receive payment of his benefit in periodic installments, the installment payment as a whole will be treated as a single payment.

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6.4           Transition Election Changes. If permitted by the Plan Sponsor in Option 8 of the Adoption Agreement, prior to December 31, 2007, a Participant who made a Deferral Election for the Plan Year 2005, 2006 and/or 2007 may elect a new Benefit Commencement Date and/or a different form of payment applicable to a subdivision of his Deferral Account related to any or all of such Plan Years in accordance with the following provisions:

6.4(a)      No such change may accelerate payments into the 2007 Plan Year that were not otherwise scheduled to be made during such year.

6.4(b)      No such change may delay payment into a later Plan Year that were otherwise scheduled to be paid during the 2007 Plan Year.

6.4(c)      A separate change election may be made for the subdivision of his Deferral Account related to each of the Plan Years or one change election shall be applicable to the subdivisions of his Deferral Account related to all three Plan Years, as selected by the Plan Sponsor in Option 8(a)(2).

6.4(d)      The Benefit Commencement Date and the form of payment that may be elected shall be one that is permitted under the provisions of this restatement of the Plan.

6.4(e)      If a Participant does not file an election to change the Benefit Commencement Date and/or the form of payment, then the provisions of the original deferral election shall govern the time and form of payment.

6.5           Lump Sum Payments and Periodic Installments.

6.5(a)      If a lump sum payment is permitted under the Plan, the amount of a lump sum payment to or with respect to a Participant shall be determined by reference to the Deferral Benefit as of the last Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment.

6.5(b)      If periodic installment payments are permitted under the Plan, the amount of each periodic installment payment shall be the lesser of:

(i)          The quotient obtained by dividing (A) the amount of such Participant’s vested Deferral Account held in the applicable subdivision, determined as though a lump sum payment were being made as of the last Valuation Date of the calendar quarter preceding the date of payment of such installment, by (B) the number of installment payments then remaining to be made; or

(ii)         The amount of such vested Deferral Benefit at such time.

6.5(c)      In the event that a Participant who has begun to receive periodic installment payments again becomes an Director of the Corporation, his periodic installments shall continue regardless of his return to service with the Corporation.

6.6           Permissible Cash-Out by Lump Sum Payment. Notwithstanding the time and form of benefit payment provisions of paragraphs 6.1 and 6.2, a Participant’s vested Deferral Benefit may be cashed-out in a lump sum payment in an amount equal to the vested balance in the Participant’s Deferral Accounts if (i) the payment will constitute a payout of the Participant’s entire interest in this Plan and all similar arrangements that would constitute a nonqualified deferred compensation plan under Treasury Regulation 1.409A-1(c); (ii) the payment is made on or before the later of December 31 of the calendar year in which the Participant’s Separation from Service occurs, or the fifteenth (15th) day of the third (3rd) month following the Participant’s Separation from Service; and (iii) the payment of the entire vested Deferral Benefit is not over the limit set forth in Code Section 402(g) applicable to the Plan Year in which the cash-out occurs.

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6.7           Benefit Determination and Payment Procedure.

6.7(a)      The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of the Participant. The Administrator shall promptly notify the Corporation and, where payments are to be made from a Rabbi Trust, the trustee thereof of each such determination that benefit payments are due and provide to the Corporation and, where applicable, such trustee all other information necessary to allow the Corporation or such trustee, as the case may be, to carry out said determination, whereupon the Corporation or such trustee, as the case may be, shall pay such benefits in accordance with the Administrator’s determination.

6.7(b)      Benefit payments shall normally be made from the Fund to such payee(s), in such amounts, at such times and in such manner as the Administrator shall from time to time direct; provided, however, that the Corporation may advance any payment due subject to a right of reimbursement from the Fund. The payor may reserve such reasonable amount as it shall deem necessary, based upon information provided by the Administrator upon which the payor may rely, to pay any income or other taxes attributable to the payment or required to be withheld from the payment. If any payment is returned unclaimed, the payor shall notify the Administrator and shall dispose of the payment as the Administrator shall direct.

6.7(c)      Notwithstanding the foregoing provisions of this paragraph:

(i)           Payment may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, additional time is needed to calculate the payment, or the payment would jeopardize the solvency of the Corporation.

(ii)          Payment shall be delayed in the following circumstances:

(A)         Where the Administrator reasonably anticipates that a delay in payment is necessary to comply with Federal securities laws or other applicable laws; or

(B)         Where the Administrator reasonably determines that a delay is permissible for other events or conditions under applicable published guidance of the Internal Revenue Service for Section 409A of the Code;

provided that any payment delayed by operation of this clause (ii) will be made at the earliest date at which the Administrator reasonably anticipates that the payment will not be limited or will cease to be so delayed.

6.7(d)      Notwithstanding any other provision of the Plan, the Administrator shall delay any benefit payment (including any withdrawal pursuant to ARTICLE VIII) if in the Administrator’s judgment the payment would not be deductible under Section 162(m) of the Code and the delay will permit the deductibility of the payment, in which case the delayed payment shall be made as soon as it is possible to do so within the deduction limits of Section 162(m) of the Code but in no event later then the end of the Plan Sponsor’s fiscal year in which the Corporation or the Administrator reasonably anticipates, or should reasonable anticipate, that the payment would be deductible or, any earlier time required under Section 409A of the Code.

6.7(e)      The Corporation or Trustee may deduct from payments under the Plan any federal, state or local withholding or other taxes or charges that it is required to deduct under applicable law.

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6.8           Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

6.9           Distribution of Benefit When Distributee Cannot Be Located. The Administrator shall make all reasonable attempts to determine the whereabouts of a Participant entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation’s or the Administrator’s records. If the Administrator is unable to locate such a Participant entitled to benefits hereunder, the Corporation will issue a payment in the appropriate amount and in the name of the Participant, and the Corporation will retain such benefit payment on behalf of the Participant, subject to any applicable statute of escheats.

6.10      Claims Procedure.

6.10(a)      A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose. The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part. The following procedure shall apply:

(i)          The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)         If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)        If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim. Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim. In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.

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(iv)        Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)         Set forth a specific reason or reasons for the denial,

(B)         Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

(C)         Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,

(D)         Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in subparagraph 6.10(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,

(E)         In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing, and

(F)         In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

6.10(b)      A Participant or Beneficiary whose claim filed pursuant to subparagraph 6.10(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the following procedure shall apply:

(i)          The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)         The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)        The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

(iv)        The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(A)         Taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

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(B)         In the case of a Disability Benefit Claim:

(I)         Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(II)        In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)       Providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(IV)        Ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(II) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

(v)          If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.

(vi)         If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.

(vii)        The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 6.10(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

(A)         Include the specific reason or reasons for the adverse determination,

(B)         Make reference to the specific provisions of the Plan on which the adverse determination is based,

(C)         Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

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(D)         Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,

(E)         In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing,

(F)         In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(G)         In the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate): “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

The Administrator’s decision made in good faith shall be final.

6.10(c)    The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

6.10(d)    For purposes of the Plan’s claims procedure:

(i)          A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim. A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

(ii)         A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

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6.10(e) The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.

ARTICLE VII

Withdrawals

7.1           Hardship Withdrawals.

7.1(a)     If permitted in Option 6 of the Adoption Agreement, in the event of any Unforeseeable Emergency and upon written request of the Participant (or, if subsequent to his death, his Beneficiary), the Administrator in its sole discretion may direct the payment in one lump sum to the Participant or his Beneficiary of all or any portion of the Participant’s vested Deferral Benefit which the Administrator determines is necessary to alleviate the financial need related to the Unforeseeable Emergency. For purposes hereof:

(i)          An “Unforeseeable Emergency” means an unforeseeable emergency as defined in Section 409A of the Code and generally means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) thereof); loss of the Participant’s or the Participant’s Beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary.

(ii)         The existence of an Unforeseeable Emergency shall be determined by the Administrator on the basis of the facts and circumstances of each case.

(iii)        Distributions because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), taking in to account the potential that the need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s, to the extent the liquidation of such assets would not cause an Unforeseeable Emergency, or by cessation of deferrals under the Plan (if the Plan provides for cancellation of a deferral election upon a payment due to an Unforeseeable Emergency). The determination of amounts reasonably necessary to satisfy the need is not required to take into account any additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available, due to the Unforeseeable Emergency, under another plan that would provide for deferred compensation except due to the application of the effective date provisions of Section 409A of the Code.

(iv)        Examples of what may be considered an Unforeseeable Emergency include the imminent foreclosure of or eviction from the Participant’s or Participant’s Beneficiary’s primary residence, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, the need to pay for the funeral expenses of the Participant’s spouse, Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) thereof).

(v)         Except as otherwise provided in clause (iii) of this subparagraph, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

7.2           No Other Withdrawals Permitted. No withdrawals or other distributions shall be permitted except as provided in ARTICLE VI or paragraph 7.1.

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ARTICLE VIII

Funding

8.1           Funding.

8.1(a)     The undertaking to pay benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Corporation and subject to the claims of the Corporation’s creditors. The Deferral Accounts shall be maintained as book reserve accounts solely for accounting purposes.

8.1(b)     Except as provided in the Rabbi Trust established as permitted in paragraph 8.2, nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Participant or his Beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Corporation.

8.1(c)     Where more than one Corporation participates in the Plan, the funding and payment provisions hereof shall apply separately to each such Corporation.

8.1(d)     The Plan Sponsor may in its discretion make the payment of any or all benefits under the Plan in lieu of payment by one or more Corporation. Where the Plan Sponsor makes payments on behalf of other Corporations, the Plan Sponsor may require contributions by participating Corporations to the Plan Sponsor at such times (whether before, at or after the time of payment), in such amounts and or such basis as it may from time to time determine in order to defray the cost of benefits and administration of the Plan.

8.2           Use of Rabbi Trust Permitted. Notwithstanding any provision herein to the contrary, the Plan Sponsor may in its sole discretion elect to establish and fund a Rabbi Trust for the purpose of providing benefits under the Plan.

8.3           Fund Divisions.

8.3(a)     It is contemplated that the Fund will be considered to be held in divisions (sometimes referred to as “divisions of the Fund”, “Fund divisions” or “investments funds” herein) as hereinafter provided, and each Participant’s Deferral Benefit shall be subdivided to reflect its deemed interest in each Fund division.

8.3(b)    The Administrator shall establish from time to time the Fund divisions which shall be maintained in the Fund

8.3(c)     If the Plan Sponsor permits investment in a Company Stock Fund, the availability, restrictions, limitations and special rules relating to such investment shall be established by the Plan Sponsor from time to time and communicated to Participants and to the Administrator.

8.4          Participant Investment Directions. The Deferral Benefit of a Participant in the Plan shall be divided or allocated to reflect the amount of each such Participant’s deemed interest in each Fund division as hereinafter provided for the purpose of determining the earnings or loss to be credited to his account, but any such direction shall not give the Participant any right, title or interest in any specific asset or assets of the Fund.

8.4(a)     If permitted in Option 7(a) of the Adoption Agreement, upon becoming a Participant without a contribution investment direction in force, a Participant may direct that future contributions and Deferral Account balances shall be invested in the funds available for directed investment selected in Option 7(b) of the Adoption Agreement by filing an “investment direction” with the Administrator in accordance with the procedures established by the Administrator. The Administrator (or its designee) generally will process investment directions on a current basis after received, but shall not be obligated to process any investment directions on a retroactive basis.

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8.4(b)     If or to the extent a Participant (or if deceased, his Beneficiary) has no investment direction in effect, his Deferral Accounts shall be invested in the default fund designated by the Administrator from time to time.

8.4(c)     The Administrator may, on a uniform and non-discriminatory basis from time to time, set or change the advance notice requirement for effecting investment directions, may limit the number of investment direction changes made in a Plan Year, may limit investment directions, if any, which can be made by telephone, electronically or through the internet, may impose blackout periods for changes, may temporarily or permanently suspend the offering of an investment fund, and generally may change any of the investment direction procedures or options from time to time and at any time.

ARTICLE IX

Plan Administrator

9.1           Appointment of Plan Administrator. The Plan Sponsor may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment. The Plan Sponsor shall inform the Trustee of any such appointment or termination, and the Trustee may assume that any person appointed continues in office until notified of any change.

9.2           Plan Sponsor as Plan Administrator. In the event that no Administrator is appointed or in office pursuant to paragraph 9.1, the Plan Sponsor shall be the Administrator.

9.3           Procedure if a Committee. If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Plan Sponsor and the Trustee. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary, and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to them in writing by the Plan Sponsor or its Chairman or Secretary.

9.4           Action by Majority Vote if a Committee. If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

9.5           Appointment of Successors. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Corporation may, but need not, appoint a successor.

9.6           Duties and Responsibilities of Plan Administrator. The Administrator shall have the following duties and responsibilities under the Plan:

9.6(a)     The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan, the Code and the Act, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

9.6(b)     The Administrator shall maintain and retain necessary records respecting its administration of the Plan and matters upon which disclosure is required under the Plan, the Code and the Act.

9.6(c)     The Administrator shall make any elections for the Plan required to be made by it under the Plan, the Code and the Act.

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9.6(d)     The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

9.6(e)     The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

9.7           Power and Authority.

9.7(a)     The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan imposed hereunder. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

9.7(b)     The Administrator shall exercise its power and authority in its discretion. It is intended that a court review of the Administrator's exercise of its power and authority with respect to matters relating to claims for benefits by, and to eligibility for participation in and benefits of, Participants and Beneficiaries shall be made only on an arbitrary and capricious standard.

9.8           Availability of Records. The Corporation and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

9.9           No Action with Respect to Own Benefit. No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.

ARTICLE X

Amendment and Termination of Plan

10.1         Amendment or Termination of the Plan.

10.1(a)    The Plan may be terminated at any time by the Board, subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code. The Plan may be amended in whole or in part from time to time by the Board effective as of any date specified, subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code. No amendment or termination shall operate to decrease a Participant’s vested Deferral Benefit as of the earlier of the date on which the amendment or termination is approved by the Board or the date on which an instrument of amendment or termination is signed on behalf of the Plan Sponsor. No amendment shall increase the Trustee’s duties or obligations or decrease its compensation unless contained in an amendment of, or document expressly pertaining to, the Rabbi Trust which includes the Trustee’s written consent or for which the Trustee’s written consent is separately obtained. Any such termination of or amendment to the Plan may provide for the acceleration of payment of benefits under the Plan to one or more Participants or Beneficiaries. Any such termination of or amendment to the Plan shall be in writing and shall be adopted pursuant to action by the Board (including pursuant to any standing authorization for any officer, director or committee to adopt amendments) in accordance with its applicable procedures, including where applicable by majority vote or consent in writing.

10.1(b)    In addition, and as an alternative, to amendment of the Plan by action of the Board, but subject to the limitations on amendment contained in subparagraph 10.1(a), the Administrator shall be and is hereby authorized to adopt on behalf of the Board and to execute any technical amendment or amendments to the Plan which in the opinion of counsel for the Plan Sponsor are required by law and are deemed advisable by the Administrator and to so adopt and execute any other discretionary amendment or amendments to the Plan which are deemed advisable by the Administrator so long as any such amendments do not, in view of the Administrator, materially affect the eligibility, vesting or benefit accrual or allocation provisions of the Plan.

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10.1(c)   Termination of the Plan shall mean termination of active participation by Participants, but shall not mean immediate payment of all vested Deferral Benefits unless the Plan Sponsor so directs, subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code. On termination of the Plan, the Board of the Plan Sponsor may provide for the acceleration of payment of the vested Deferral Benefits of all affected Participants on such basis as it may direct.

10.2        Effect of Corporation Merger, Consolidation or Liquidation. Notwithstanding the foregoing provisions of this ARTICLE X, the merger or liquidation of any Corporation into any other Corporation or the consolidation of two (2) or more of the Corporations shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Corporations, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Corporation.

ARTICLE XI

Participation by Additional Corporations

11.1         Adoption by Additional Corporations. Any Affiliate of the Plan Sponsor may adopt the Plan with the consent of the Board of the Plan Sponsor and approval by its Board.

11.2         Termination Events with Respect to Corporations Other Than the Plan Sponsor.

11.2(a)     The Plan shall terminate with respect to any Corporation other than the Plan Sponsor, and such Corporation shall automatically cease to be a participating Corporation in the Plan, upon the happening of any of the following events, subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code:

(i)          The Corporation’s ceasing to be an Affiliate.

(ii)         Action by the Board or Chief Executive Officer of the Plan Sponsor terminating an Corporation’s participation in the Plan and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the former participating Corporation.

11.2(b)   Termination of the Plan with respect to any Corporation shall mean termination of active participation of the Participants employed by such Corporation, but shall not mean immediate payment of all vested Deferral Benefits with respect to the Directors of such Corporation unless the Plan Sponsor so directs consistent with applicable provisions of Section 409A of the Code. On termination of the Plan with respect to any Corporation, the Administrator may provide for the acceleration of payment of the vested Deferral Benefits of all affected Participants of that former participating Corporation on such basis as it may direct.

ARTICLE XII

Miscellaneous

12.1       Nonassignability. The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his Beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be nonassignable and nontransferable.

12.2         Right to Require Information and Reliance Thereon. The Corporation and Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provision so the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

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12.3         Notices and Elections.

12.3(a)     Except as provided in subparagraph 12.3(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.

12.3(b)     Subject to limitations under applicable provisions of the Code or the Act, the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consents, applications and/or other forms or communications by Participants and/or Beneficiaries, including but not limited to electronic transmissions through interactive on-line transmissions, e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

12.4         Delegation of Authority. Whenever the Plan Sponsor or any other Corporation is permitted or required to perform any act, such act may be performed by its President or Chief Executive Officer or other person duly authorized by its President or Chief Executive Officer or the Board of the Corporation.

12.5         Service of Process. The Administrator shall be the agent for service of process on the Plan.

12.6         Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law which preempts the same.

12.7         Binding Effect. The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

12.8         Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

12.9         No Effect on Employment Agreement. The Plan shall not be considered or construed to modify, amend or supersede any employment or other agreement between the Corporation and the Participant heretofore or hereafter entered into unless so specifically provided.

12.10       Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

12.11       Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

12.12       Construction. The Plan and Fund are intended to be construed as a “plan which is unfunded and is maintained by the Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Act, as amended, and shall be interpreted and administered accordingly. Likewise, the Plan is also intended to comply with Section 409A of the Code and shall be interpreted and administered accordingly.

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12.13       Nonqualified Deferred Compensation Plan Omnibus Provision.

12.13(a)  It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code, including without limitation, deferring payment until the occurrence of a specified payment event described in Section 409A(a)(2) of the Code and to avoid the unfavorable tax consequences provided therein for non-compliance, and that, notwithstanding any other provision thereof or document pertaining to any such compensation, benefit or other remuneration subject to the provisions of Section 409A of the Code, each provision of any plan, program or arrangement (including without limitation the Plan) relating to the provision of such compensation, benefit or other remuneration to or with respect to the Eligible Director, shall be so construed and interpreted.

12.13(b)  It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder). The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder).

12.13(c)  It is also intended that if any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan is considered to be nonqualified deferred compensation subject to Section 409A of the Code but for being earned and vested as of December 31, 2004, then no material modification of the Plan after October 3, 2004 shall apply to such Plan benefits which are earned and vested as of December 31, 2004 unless such modification expressly so provides.

12.14       Distributions in the Event of Income Inclusion. If any portion of a Participant’s Deferral Account under the Plan is required to be included in income by the Participant prior to receipt due to a failure of the Plan to comply with the requirements of Section 409A of the Code, the Administrator may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of the Deferral Account required to be included in income as a result of such failure or (ii) the unpaid vested Deferral Account.

August 28, 2007

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